Exhibit 10.6

CERTAIN INFORMATION IN THIS DOCUMENT, MARKED BY [**], HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, ITEM 601(B)(10)(iv). SUCH EXCLUDED INFORMATION IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SECOND AMENDMENT TO

SERVICE AGREEMENT

THIS SECOND AMENDMENT TO SERVICE AGREEMENT (“Amendment”) is entered into as of ___5/4/2023______ (“Second Amendment Effective Date”), by and between Dave Operating LLC, a Delaware limited liability company (“Customer”), and Galileo Financial Technologies, LLC, a Delaware limited liability company (“Galileo”).

A.
Customer and Galileo are parties to that certain Service Agreement dated March 18, 2020 (as amended, modified, or supplemented, the “Agreement”). Capitalized terms used herein but not defined have the meanings given to them in the Agreement.

B. Pursuant to Section 12.9 of the Agreement, the Agreement may be amended upon the written approval of Customer and Galileo. Customer and Galileo desire to amend the Agreement as set forth herein.

In consideration of the promises and covenants contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties mutually agree as follows:

1.
Credit. Galileo agrees to pay Customer a one-time invoice credit in the amount of [**], which shall be applied against the invoice provided to Customer in May 2023 for Services performed by Galileo in April 2023.

2.
Amendment.

2.1.
Customer and Galileo hereby amend and restate the [**] line item under the [**] section of Exhibit C of the Agreement and replace it with the following:

[**]

2.2.
Customer and Galileo hereby amend and restate the [**] line item under the [**] section of Exhibit C of the Agreement and replace them with the following respectively:

[**]

3. Miscellaneous. This Amendment constitutes the entire agreement between Customer and Galileo concerning the subject matter of this Amendment. Except as explicitly amended by this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment.

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Galileo -- Dave Second Amendment to Service Agreement (1)

IN WITNESS WHEREOF, the undersigned hereby acknowledge and certify that as of the Second Amendment Effective Date, they are duly authorized to sign on behalf of and legally bind the applicable entity named below by executing this Amendment.

Dave Operating LLC: By: _/s/ Stav Gil_________________ Name: __Stav Gil______________ Its: _VP, Banking Product Management__	Galileo Financial Technologies, LLC: By: __/s/ William Kennedy_________ Name: __William Kennedy________ Its: ___Chief Financial Officer_